THIRD AMENDMENT TO CREDIT AGREEMENT


        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of August 19, 1997, is among JOTAN, INC. ("Holding"), SOUTHLAND CONTAINER PACKAGING CORP. (formerly Southland Holding Company, successor in interest by merger to SHC Acquisition Corp., each of its own subsidiaries and Atlantic Bag & Paper Company and herein the "Borrower"), each of the banks or other lending institutions which are signatories hereto (collectively, the "Banks") and BANQUE PARIBAS, as agent for the Banks (the "Agent").

                                    RECITALS:

        A. Holding, SHC Acquisition Corp., Agent and Banque Paribas, in its individual capacity, entered into that certain Credit Agreement dated as of February 28, 1997 (as amended by that certain letter amendment dated April 30, 1997 and that certain Second Amendment to Credit Agreement dated as of June 20, 1997, herein the "Credit Agreement").

        B. SHC Acquisition Corp. has merged with and into Southland Holding Company, with Southland Holding Company surviving and assuming all the obligations of SHC Acquisition Corp. under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement).

        C. Banque Paribas has assigned certain of its rights and interest under the Credit Agreement and the other Loan Documents to the other Banks party hereto pursuant to those certain Assignment and Acceptances, each dated April 18, 1997.

        D. Southland Holding Company has changed its name to Southland Container Packaging Corp. and each Obligated Party (as defined in the Credit Agreement) other than Holding has merged with and into Southland Container Packaging Corp. with Southland Container Packaging Corp. as the surviving entity.

        E. Borrower has advised Agent that Events of Default (as defined in the Credit Agreement) have occurred under subsections 14.1(c) and 14.1(j) of the Credit Agreement as a result of the following (the "Existing Defaults"): (i) the Borrower's failure to comply with the covenants set forth in Sections 13.2, 13.3, 13.5 and 13.6 of the Credit Agreement each as of June 30, 1997 and for the relevant period then ending (the "Violated Covenants") and (ii) the occurrence of an event of default under the Subordinated Loan Documents.

        F.   In accordance with the Agreement, the Borrower has requested
   that the Agent and the Banks waive the Existing Defaults.   The Banks have
   agreed to do so subject to and on the terms of this Amendment and the Credit Agreement, as amended hereby.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                                 Definitions

        Section 1.1  Definitions.   Capitalized terms used in this Amendment,
   to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

                                  ARTICLE 2

                                  Amendments

        Section 2.1    Amendment to Section 1.1.   The definition of
   "Revolving Commitment" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

             "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the following, as the same may be reduced or terminated pursuant to Section 2.6, Section 7.4, Section 8.7 or
        Section 14.2:

                  (a) the amount set forth opposite the name of such Bank on the signature pages hereto under the heading
             "Revolving Commitment"; or

                  (b) if applicable, the amount set forth on the Bank's most recent Assignment and Acceptance as its Revolving Commitment; or

                  (c) if the amount of a Bank's Revolving Commitment is determined at any time during the period from August 19, 1997 through March 31, 1998, an amount equal to the Bank's Commitment Percentage (calculated based on the Revolving Commitments only without regard to this clause (c)) of Nine Million Dollars ($9,000,000).

        The aggregate amount of the Revolving Commitments of all Banks equals
        (a) from the Closing Date through August 19, 1997, Twelve Million Dollars ($12,000,000); (b) from August 19, 1997, through March 31, 1998, Nine Million Dollars ($9,000,000), and (c) from April 1, 1998, through the Revolving Termination Date, Twelve Million Dollars ($12,000,000).

        Section 2.2  Amendment to Section 3.1.  The first sentence of Section
   3.1 is deleted in its entirety. As a result and as of the date hereof, the commitment of the Banks to make Acquisition Loans is hereby terminated.

        Section 2.3 Amendment to Section 11.1. The phrase ", as of the end of each Fiscal Quarter," is hereby deleted from clause (c) of Section 11.1 of the Credit Agreement.

        Section 2.4  Amendments to Article 13.

             (a) Sections 13.2 and 13.3 of the Credit Agreement are amended by deleting the phrase "the Closing Date" and replacing it with the phrase "June 30, 1997" wherever appearing in such Sections.

             (b) Section 13.2 and 13.3 of the Credit Agreement are amended by deleting the phrase "(beginning with the Fiscal Quarter ending June 30, 1997)" and replacing it with the phrase "(beginning with the Fiscal Quarter ending September 30, 1997)".

             (c) The "9/30/97" date set forth in the chart in Section 13.2 of the Credit Agreement is amended to be "12/31/97" and the "10/1/97" date in such chart is amended to be "1/1/98".

             (d)  Part (A) of the definition of "Fixed Charges" in Section
        13.3 of the Credit Agreement is amended to read in its entirety as follows: "(A) interest expense but excluding any interest expense satisfied or required to be satisfied with the delivery of additional Subordinated Notes (the "PIK Notes") and including any principal payments on such PIK Notes made during the period in question;"

             (e)  The following sentence is added as the first sentence of
        Section 13.5 of the Credit Agreement:

                  As of each month end set forth below, Holding shall not
             permit EBITDA for the period from and excluding June 30, 1997 through the month then ending to be less than the Dollar amount set forth below for such period and month end:


                        Month Ending                    Dollar Amount
                        ------------                    -------------

                           7/31/97                       $  350,000
                           8/31/97                       $  875,000
                           9/30/97                       $1,250,000
                          10/31/97                       $1,625,000
                          11/30/97                       $2,100,000
                          12/31/97                       $2,500,000
                          1/31/98                        $2,750,000
                          2/28/98                        $3,000,000
                          3/31/98                        $3,500,000

        The phrase "(or portion thereof since the Closing Date)" is deleted from the existing first sentence of Section 13.5 of the Credit Agreement and the first four lines of the existing chart in Section 13.5 of the Credit Agreement are deleted.

             (f) Section 13.6 of the Credit Agreement is amended by (i) adding the phrase "on or after September 30, 1997," immediately after the phrase "Holding will at all times", (ii) deleting the phrase "Twelve Million Dollars ($12,000,000)" and replacing it with the phrase "Eleven Million Dollars ($11,000,000)", (iii) amending the phrase "the Closing Date" as used in clause (b) thereof to be June 30, 1997 and (iv) amending the phrase "the Closing Date" as used in clause (c) to be September 30, 1997.

        Section 2.5  Amendments to Compliance Certificate.   Exhibit "L" to
   the Credit Agreement, the Compliance Certificate, is amended by (i) inserting the phrase "excluding interest paid with the delivery of additional Subordinated Notes" immediately after the phrase "interest paid" in part 9(b)(i), and (ii) deleting the phrase "$12,000,000" in part 12(a) and replacing it with the phrase "$11,000,000".

                                    ARTICLE 3

                                     Waiver

        Section 3.1  Waiver of Existing Defaults.   Subject to the terms and
   conditions contained in this Amendment, the Agent and the Banks waive the Existing Defaults and agree not to exercise any rights or remedies arising
   as a result thereof.   The waiver specifically described in this Section
   3.1 shall not constitute and shall not be deemed a waiver of any other Default or Event of Default, whether arising as a result of the further violation of the Violated Covenants or otherwise, or a waiver of any rights or remedies arising as a result of such other Defaults or Events of
   Default.   The failure to comply with the Violated Covenants for any date, or any period ending on any date, other than as described above in the definition of Existing Defaults shall constitute an Event of Default.

                                    ARTICLE 4

                              Conditions Precedent

        Section 4.1  Conditions.   The effectiveness of this Amendment is
   subject to the satisfaction of the following conditions precedent:

             (a) Agent shall have received an amendment to the Note Purchase Agreement in the form of Exhibit A hereto (the "Subdebt Amendment") executed by Borrower, Holding and each holder of the Subordinated Notes and, for purposes of any restriction set out in the Senior Subordination Agreement, each Bank and Agent consents, for the benefit of Borrower, Holding and the holders of the Subordinated Notes, to the execution and delivery of the Subdebt Amendment.

             (b) Each Bank shall have received from Borrower an amendment fee in immediately available funds in an amount equal to such Bank's Commitment Percentage of $36,000;

             (c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof except to the extent such representations and warranties expressly relate solely to another date;

             (d) No Default nor Event of Default (other than the Existing Defaults) shall have occurred and be continuing; and

             (e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                                    ARTICLE 5

            Ratifications, Representations and Warranties, Covenants

        Section 5.1  Ratifications.   The terms and provisions set forth in
   this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Holding, Agent and each Bank agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        Section 5.2  Representations and Warranties.   Borrower and Holding
   represent and warrant to Agent and each Bank that (i) the execution, delivery and performance of this Amendment and all documents required hereby or related hereto have been authorized by all requisite action on the part of Borrower and Holding and will not violate the articles of incorporation, bylaws or any similar governing document of any such parties, (ii) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent those representations and warranties expressly relate solely to another date, (ii) except with respect to the Existing Defaults, no Default or Event of Default has occurred and is continuing, and (iv) Borrower and Holding are in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents. BORROWER AND HOLDING REPRESENT AND WARRANT THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

                                    ARTICLE 6

                                  Miscellaneous

        Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank, or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.

        Section 6.2  Reference to Agreement.   Each of the Loan Documents,
   including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        Section 6.3  Expenses of Agent.   As provided in the Credit
   Agreement, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment.

        Section 6.4  Severability.   Any provision of this Amendment held by
   a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Section 6.5  Applicable Law.   This Amendment shall be governed by
   and construed in accordance with the laws of the State of Texas.

        Section 6.6  Successors and Assigns.   This Amendment is binding upon
   and shall inure to the benefit of Agent, the Banks, Borrower and Holding and their respective successors and assigns, except neither Borrower nor Holding may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

        Section 6.7  Counterparts.   This Amendment may be executed in one or
   more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        Section 6.8  Effect of Waiver.   No consent or waiver, express or
   implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or Holding shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

        Section 6.9  Headings.   The headings, captions, and arrangements
   used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 6.10  ENTIRE AGREEMENT.   THIS AMENDMENT AND ALL OTHER
   INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE
   PARTIES HERETO.   THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Executed as of the date first written above.

                           BORROWER and HOLDING:

                           JOTAN, INC.
                           SOUTHLAND CONTAINER PACKAGING CORP.,
                           formerly Southland Holding Company and successor in interest to SHC Acquisition Corp. and each Obligated Party (other than Holding)


                           By:   /s/ David Freedman
                                 David Freedman, Vice President and
                                 Chief Financial Officer for both companies

                           AGENT:

                           BANQUE PARIBAS, as Agent and as a Bank


                           By:________________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________


                           By:________________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________